UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SAFETY SHOT, INC., *Plaintiff*, v. CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA, *Defendants*.	Civil Action No. 1:23-cv-10728-JSR **DECLARATION OF JARRETT BOON IN SUPPORT OF PLAINTIFF'S *EX PARTE* MOTION <u>FOR DEFAULT JUDGMENT</u>**

I, **JARRETT BOON**, declare and state as follows under penalty of perjury:

1. I am the Chief Executive Officer of Safety Shot, Inc. ("Plaintiff" or "Safety Shot"), the Plaintiff in the above-captioned action.

2. I assumed the position of Chief Executive Officer on February 28, 2024 and I make this declaration based on my personal knowledge in further support of Plaintiff's *Ex Parte* Motion for Default Judgment against Defendants Capybara Research ("Capybara Research" or "Capybara"), Igor Appelboom ("Appelboom," together with Capybara Research, the "Capybara Defendants") and Accretive Capital LLC d/b/a Benzinga ("Benzinga," together with the Capybara Defendants, "Defendants"). No prior request for this relief has been made.

3. For the reasons set forth herein, and for the reasons set forth in the accompanying Memorandum of Law and Declaration of Joseph F. Rose, Esq. in Support of Plaintiff's *Ex Parte* Motion for Default Judgment against the Defendants, Plaintiff's motion should be granted in its entirety.

4. Safety Shot is a publicly traded corporation whose stock can be purchased and sold on the Nasdaq Stock Market under the ticker SHOT.

5. Capybara Research is a "short selling research firm" which operates an X (f/k/a Twitter) account under the handle "@CapybaraShort" (the "Capybara Short Account"). The Capybara Short Account was created in July 2023. Annexed hereto as **Exhibit 1** is a screenshot of the Capybara Short Account taken on March 4, 2024.

6. Capybara Research also operates a website to which self-published articles are posted (the "Capybara Website"). The Capybara Website was registered on July 16, 2023. The URL of the Capybara Website is https://www.capybararesearch.com/.

7. On November 22, 2023, Capybara Research published a "short report" on its website titled *Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins* (the "Capybara Report" or "Report"). A link to the Capybara Report was also posted to the Capybara Short Account. Annexed hereto as **Exhibit 2** is a true and accurate copy of the Capybara Report.

8. In the Capybara Report, Capybara Research discloses that it "*hold*[s] *a short position in shares of $SHOT....*"

9. As of March 4, 2024, Capybara's post has been viewed by the general public no less than 49,400 times. Annexed hereto as **Exhibit 3** is a screenshot of Capybara Research's November 22, 2023 post taken on March 4, 2024.

10. On November 22, 2023, Safety Shot issued a press release in response to the Capybara Report (the "Response") that stated the Capybara Report is a "malicious defamatory, inaccurate article[] about Safety Shot and its management" and is "a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at

a lower cost to cover their disclosed short position." Annexed hereto as **Exhibit 4** is a true and accurate copy of Safety Shot's press release.

11. On November 22, 2023, Benzinga also posted an article on its website entitled "*Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins*" which spread the defamatory Capybara Report to Benzinga's subscribers. Annexed hereto as **Exhibit 5** is a true and accurate copy of Benzinga's article.

12. Benzinga's article contained a link to the Capybara Report on the Capybara Website, indicating the author's intent for readers to click the link to read and react to the content of the Report.

13. To date, the Capybara Report is still available unretracted on both the Capybara Website and Capybara Short Account, as well as Benzinga's website. The Capybara Report remains a frequent topic of discussion among Safety Shot shareholders across the internet.

14. The Capybara Report is filled with inaccuracies and misinformation and was authored with the intent to mislead investors and shareholders to either sell their holdings of Safety Shot's common stock or to open new short positions to create downward pressure on Safety Shot's share price.

15. On November 22, 2023, the date Capybara Research and Igor Appelboom released the Capybara Report and Benzinga re-published the Report, Safety Shot's common shares opened with a market price of $5.67 per share and closed with a market price of $3.57, a 37.03% decrease.

16. As a result of the drop in market price, in the span of one trading day, Safety Shot's market capitalization dropped from $234,851,400 to $147,869,500, causing Safety Shot to suffer

damages to its market capitalization in the amount of $86,982,000. Attached hereto as **Exhibit 6** is a screenshot of Safety Shot's historical stock prices taken from Yahoo Finance.

17. To date, Safety Shot's share price has continued to fall as a result of the Capybara Report remaining unretracted and viewable to the public on both the Capybara Website and Capybara Short Account.

18. Safety Shot's common shares traded at $2.29 per share as of the close of the market on March 1, 2024, a 59.61% decrease since the Capybara Report was published, and subsequently re-published by Benzinga on November 22, 2023. Further, since November 22, 2023, Safety Shot's market capitalization has dropped from $234,851,400 to $105,889,600, or by $128,961,800. Attached hereto as **Exhibit 7** is a screenshot of Safety Shot's recent closing prices as of March 4, 2024, taken from Yahoo Finance.

19. The Capybara Report had, and continues to have, a significant effect on Safety Shot's market price, market capitalization, business and reputation, as well as interference with its prospective business expectancies.

20. Further, the Capybara Defendants continue to make public remarks about Safety Shot in an effort to compound upon the damage dealt as a result of the publication of the Capybara Report, with the latest public remarks being posted to Capybara's X account on February 12, 2024.

21. Between Monday, February 5, 2024 and Friday, February 9, 2024, the trading week leading up to the Capybara Defendants' February 12, 2024 post on its X account, Plaintiff's market price had increased 27.00% from $3.00 to $3.81 per share. *Id.*

22. On February 12, 2024, as a result of the Capybara Defendants' newest public remarks which harkened back to the Capybara Report, Plaintiff's share price plummeted by

23.62% from $3.81 to $2.91 per share, lower than the price at the market's open on Monday, February 5. *Id.*

23. On January 16, 2024, pursuant to this Court's January 10, 2024 Order, Safety Shot attempted to effectuate service upon the Capybara Defendants by filing a Form 8-K (the "January Form 8-K") to provide the Capybara Defendants the constitutional requirement of actual notice of the above captioned action.

24. Due to an uploading error, the January Form 8-K did not properly link to the exhibits in Safety Shot's Complaint. Therefore, on February 6, 2024, Plaintiff filed an amended Form 8-K (the "February Form 8-K/A") which amended Exhibit 99.3 to the January 16 Form 8-K, properly attaching the Complaint and the exhibits attached thereto and providing the Capybara Defendants the constitutional requirement of actual notice of this action, pursuant to this Court's January 10, 2024 Order.

25. As such, Safety Shot respectfully requests that the Court enter default judgment against the Defendants and grant Safety Shot the relief sought in its complaint including (i) issuing an order directing the Capybara Defendants to publicly retract in writing and remove any reference to Plaintiff, including the Capybara Report, from its website and X account; (ii) issuing an order enjoining the Capybara Defendants from communicating about, as well as authoring and/or publishing additional articles about Plaintiff and its business on any social media website or on its website, except for a public written retraction of the Capybara Report; (iii) issuing an order directing any and all individuals or entities served with a copy of said order and default judgment to remove all references to the Capybara Report from its website, social media accounts, or any such other medium available for public view; (iv) issuing an order directing Benzinga to publicly retract, in writing, and remove the Benzinga Article from its website and social media accounts;

(v) issuing an order directing any and all individuals or entities served with a copy of said order and default judgment to remove all references to the Benzinga Article from its website, social media accounts, or any such other medium available for public view; (vi) issuing an order enjoining any and all individuals and entities from authoring or publishing additional articles referencing the Benzinga Article, except for a written retraction of a previously published article containing such references, and (vii) awarding such other just and/or equitable relief as the Court deems necessary.

I declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge, information and belief.

Executed on March 6, 2024 in Jupiter, Florida.

Jarrett Boon

EXHIBIT 1

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EXHIBIT 2

Capybara Research · Nov 22 · 15 min read

Safety Shot Exposed $SHOT

Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins


SAFETY
SHOT

Safety Shot claims to offer a revolutionary alcohol detox drink, but our investigation reveals a series of red flags that raise serious doubts about the company and products legitimacy.

- Leadership has ties to notorious firm Stratton Oakmont raises concerns, especially when coupled with legal disputes and a history of pump-and-dump schemes.
- $SHOT's founders, Brian John and Richard Miller, have faced financial troubles, including lawsuits for unpaid debts, evictions, foreclosures, and adverse court judgments, prompting questions about their ability to manage a multi-million dollar enterprise.

- $SHOT's founders, Brian John and Richard Miller, have a long history of financial troubles including lawsuits, unpaid debts, evictions, foreclosures, and adverse court judgments.
- Miklos Gulyas has a history of shady dealings, including unpaid debts, lawsuits, evictions, foreclosure, trying to defraud a car dealership, and a fabricated resume.
- Safety Shot claims their drink can lower a person's BAC by up to 50% in 30 minutes. $SHOT's claims
- $SHOT's claims about their drink are refuted by the most basic facts of how the human body processes alcohol.
- We believe Safety Shot markets itself as a nutraceutical beverage to avoid FDA regulation. Given the product's fraudulent claims, we expect regulators to intervene.
- The recent surge in $SHOT's stock price is the result of aggressive stock promotion and is detached from the company's financials.
- $SHOT spent years claiming to build a CBD product company. Despite their claimed success, they have completely shifted the business to instead focus on their unreleased Safety Shot drink.
- Management has been in a legal dispute with one of their former associates from Stratton Oakmont.
- $SHOT is associated with known frauds including SRM Entertainment.
- $SHOT's history of unfulfilled promises and management's shady dealings lead us to believe the company is destined for the OTC trash bin.

Disclosure: We hold a short position in shares of $SHOT and believe the stock price is headed lower. Our report is purely opinion based and based on information found in public company filings and public domains.

Table Of Contents

Introduction
Brief History
Safety Shot Drink
Stratton Oakmont
Management
Promotion
Business Dealings
Dilution
Summary

Introduction

Safety Shot seems to do it all, cures for all your problems, alopecia, eczema, sexual wellness, hell they even got into the business of running their own SPAC. Well, that's not all, Safety Shot is just about to launch their own Alcohol detoxification drink which they claim can reduce BAC levels by 50% in 30 minutes! So yes, it's time to get blackout drunk, take a Safety Shot, and drive home and make it home safely within 30 minutes!!! Just kidding, we strongly believe that it's a total scam. 8-K Announcing Acquisition

In this report we dig into the sketchy backgrounds of management and the inventors of Safety Shot. We found numerous lawsuits, a securities ban, evictions, foreclosures, a paternity lawsuit, and so much more. Throw in an aggressive promotional strategy, connections to well-known pump & dumps and you get a fraud typical of reputable places like China or Boca Raton, FL.

The Company CEO and the former Chief Compliance Officer worked together at Stratton Oakmont, the infamous pump-and-dump shop that inspired the movie "The Wolf of Wall Street". We actually found too much incriminating information on these people to fit in a single report. So, out of respect for your time, we've tried to present our findings as simply as possible, without unnecessary flourishes. But, again, there is a LOT more that didn't fit into this report, so feel free to do some digging yourself. These disreputable people have left a long trail of ill-deeds throughout their "professional" dealings.

Brief History

Safety Shot was incorporated in Delaware as CBD Brands (2018-10-24), and struggled on its way to become a public company. In October of 2019, the Company filed an S-1 to list on the Nasdaq, but the SEC repeatedly questioned the company's claims, for example touting "a robust e-commerce platform," which was a website that didn't sell any products. And, that they plan to add CBD to branded consumer products to "increase the efficacy of such products." In reality, the products were not approved by the FDA or any regulatory body. The SEC even stated that it was unclear how "the market for cannabis relates to the company's business." SEC Response to S-1

Eventually, in May 2020, CBD Brands changed its name to Jupiter Wellness Inc. Form 1-U and made another attempt to go public, filing a S-1 registration in June, 2020. S-1

At the time of IPO (JUPW), Jupiter Wellness claimed to be a "Cutting-edge wellness hemp-derived cannabidiol, or CBD, consumer product development company" with a "proprietary, trademarked line of products: CaniSun, CaniSkin and CaniDermRX."

By August 2023, the Company acquired Jupiter Wellness and with it the assets of GBB Drink Lab Inc, including Safety Shot. At that point, the company seems to have abandoned its years of effort to build a business selling CBD products and went all in on Safety Shot, stating that the Company decided to "Change Company Name and Focus on Launch of World's First Rapid Blood Alcohol Detox Drink".

8-K Announcing Acquisition


CBD Brands
2018
JUPITER
WELLNESS
May, 2020
SAFETY
SHOT
September 2023
GBB Drink Lab
August, 2023

Safety Shot Drink

Safety Shot, marketed as a nutraceutical functional beverage, makes bold claims about its ability to "lower blood alcohol content by up to 50% in just 30 minutes." 8-K Announcing Acquisition It doesn't take a medical doctor to know that the product claims are impossible. It's complete rubbish; nothing but snakeoil. Casting further doubt on the efficacy of Safety Shot, the company claims the drink was created by a doctor who is never named.

When the Company was touting questionable CBD products they were happy to disclose patent IDs in SEC filings. Now, the Company claims that Safety Shot is patented but provides no details to actually identify the patent(s). We wonder what has changed. Despite an exhaustive search, we have been unable to find any patents for Safety Shot. We also haven't found a patent assigned to the Company (or related companies) for anything resembling the Safety Shot drink. We're skeptical that the patent exists.

resembling the Safety Shot drink. We're skeptical that the patent exists.

The company claims Safety Shot drastically lowers a person's BAC based on self-reported testing with no formal clinical validation . This is a serious red flag. The Company asserts that their beverage's efficacy was established through blood alcohol content testing on dozens of test subjects. However, the company provides no peer-reviewed research, doesn't share their study data, and doesn't identify the mysterious patent they claim to own. The statistical results provided, while seemingly favorable, lack the transparency and detail necessary to be evaluated independently. The bolder the claim, the more proof is needed to back it up. In this case, the Company claims to have an antidote for alcohol. If such a thing were possible, it would be a billion dollar pharmaceutical available in every emergency room in the country.

Product claims:

1. Can reduce a person's BAC by up to 50% in 30 minutes
2. Prevents alcohol absorption by lining the stomach
3. Accelerate the conversion of alcohol into sugar within the body

We don't want to belabor the point, but we have to be clear. It is beyond reason to believe a bunch of sketchy characters from Boca Raton created an ethanol antidote that can reduce a person's BAC by 50% in 30 minutes.

Furthermore, the claim that the product accelerates the conversion of alcohol into sugar in the body is not consistent with established physiological processes. Alcohol metabolism primarily occurs in the liver through a series of enzymatic reactions, leading to the production of acetaldehyde, acetate, and ultimately water and carbon dioxide. At no point in this process is alcohol directly converted into sugar (glucose). Sciencedirect Perhaps they found a Boca Raton Dr. who invented a drink that defies man's current understanding of physiology and biochemistry. Or, the more likely, they're a bunch of liars.

Stanford says it best, *"Contrary to popular belief, nothing can lower BAC except time; coffee, cold showers, and chugging glasses of water will not help you sober up any faster." https://vaden.stanford.edu/super/education/alcohol-drug-info/reduce-your-risk/what-blood-alcohol-concentration-bac*

The Company claims to have "spent roughly ten years and more than $1 million to research and develop the world's first formulated drink that aids in rapid blood alcohol detoxification." court listener However, the company behind Safety Shot, GBB Drink Labs Inc (GBB) was created in June 2020

in rapid blood alcohol detoxification. Court listener However, the company behind Safety Shot, GBB Drink Labs Inc (GBB) was created in June 2020 and was registered to Miklos Gulyas's home address in Miami Florida. This calls into question the Company's claims of a decade-long development.

This seemingly meager investment, averaging barely $100k annually over a supposed decade of development, raises doubts about the feasibility and authenticity of GBB's grandiose claims.

Furthermore, GBB's failed association with FSD Pharma, listed as $HUGE on the Nasdaq, adds another layer of skepticism. Despite FSD Pharma having considered an acquisition, their following public statements expressed concerns about GBB's understanding of the technology. GBB's website boasts about the product's efficacy being established through testing on test subjects, but FSD Pharma questions the lack of formal clinical validation. Moreover, GBB's assertion that their patented formula accelerates the conversion of alcohol into sugar contradicts established scientific knowledge about alcohol metabolism. FSD Pharma eventually backed away from the acquisition, citing GBB's failure to meet expectations, a lack of provided information, and attempts by GBB to alter the proposed deal structure. These factors collectively contribute to a narrative that challenges the credibility of GBB Drink Labs and their flagship product, Safety Shot. Business Wire

Unsurprisingly, GBB filed a lawsuit against FSD alleging a material breach of a mutual nondisclosure agreement and trade secret misappropriation. FSD categorically denies all allegations.

By now whoever is reading this is probably thinking, yep their drink is probably a scam, but can it get worse then that? Yes, it can get much worse. The next two sections document the dirtbags who are behind this fraudulent enterprise.

Stratton Oakmont





Brian John, the CEO of Safety Shot, and Richard Miller, former Chief Compliance Officer for Safety Shot and Chairman of the Board at SRM Entertainment, used to work together at Stratton Oakmont. For the uninitiated, Stratton Oakmont was a notorious boiler room that defrauded investors and was depicted in the movie "The Wolf of Wall Street". Stratton was eventually barred by FINRA and many Stratton employees ended up in prison. The two Stratton alumni at Safety Shot Inc have been embroiled in a legal dispute with Robert Koch, another ex-Stratton dirtbag [https://brokercheck.finra.org/individual/summary/1917229] who pleaded guilty to felony securities fraud. Justice Gov

In the lawsuit, Koch alleges that Brian John and Jupiter Wellness (now Safety Shot) were wrongly enriched by his efforts in building and expanding Jupiter Wellness. Furthermore, Koch claims that they had multiple verbal agreements for consulting services provided to Caro's clients between April 2015 and July 2018. Koch is seeking compensation for these services.

The connection to Stratton Oakmont, infamous for its pump-and-dump schemes, raises concerns about the ethical and operational foundations of Safety Shot's leadership. The lawsuit and the association with individuals linked to fraudulent activities at Stratton Oakmont suggest potential continuity in their approach, prompting scrutiny regarding the company's commitment to ethical business practices. $SHOT's management has shown little regard for the interests of investors and we believe they are unfit to run a publicly listed company.

Management

Miklos Gulyas, Co-Founder GBB Drink Labs and Director at Safety Shot

Miklos Gulyas, co-founder of GBB drink labs, has some serious red flags and a history of trying to defraud. Gulyas was sued for failing to pay Florida State and County Sales tax on a luxury vehicle he purchased from F10 Motorsports. Gulyas also attempted to defraud the dealership by misrepresenting a trade-in. He claimed it was never in an accident when it had. In fact, the car was in an accident after he agreed to trade it in, but before he had delivered it. He lied to the dealership and claimed it was in the shop for routine maintenance. To make matters worse, the dealership had actually helped Gulyas during Hurricane Dorian by letting him store his fleet of vans in their warehouse. Gulyas returned the favor by attempting to defraud the dealership and when that failed he dodged them for months to avoid paying the sales tax he owed, forcing them to take him to court. Unsurprisingly, the court found in favor of the dealership.

him to court. Unsurprisingly, the court found in favor of the dealership.


Please understand during a hurricane we helped with ure fleet vehicles. Lets not make this sour. Please read this and let me know thay we can resolve this. Again we are looking to collect the taxes as the vehicle consignment/trade was misrepresented.
5:10 PM

SMS message sent from F10 Motorsports to Gulyas.

To make matters worse, Gulyas was later sued for $30k by the driver of the vehicle struck by his Porsche. The case was settled out of court.

Gulyas also leased a space for a pizza shop in Ft. Lauderdale, FL and quickly fell behind in payments. In January 2023, the landlord filed suit for $65,050 and to evict the tenant.

15. Through January, 2023, Tenant owes Landlord past due rental and other charges in the amount of $65,050.49, which said rental shall continue to accrue during the pendency of this action by the sum of $7,795.00 per month and is due on the first day of each month, plus interest, costs, and attorney's fees.

Complaint; CH RETAIL FUND I FT. LAUDERDALE UNIVERSAL PLAZA LL Plaintiff vs. ILLEGAL PIZZA LAUDERHILL LLC, et al Defendant

As another example of Gulyas's financial acumen, his condo was foreclosed on because he was unable or unwilling to pay $518,442.24.

Gulyas was involved in more shady dealings, but you get the point. It's clear what type of character he is.

Jarrett Boon Co-Founder GBB Drink Labs and COO at Safety Shot

Jarrett Boon is also a co-founder of GBB Drink Labs.

In his Safety Shot bio, Jarrett Boon claims that SW Promotions, a resort marketing and advertising company founded and led by Boon, had 400 employees and was acquired by a publicly traded company. However, the evidence we've found indicates that this is a blatant lie. Throughout SW's existence, the company's official address was Boon's personal residence. Furthermore, Boon was the sole shareholder, the sole officer, and the sole board member in all of the company's annual filings with the state. We can also find no record of the company employing anyone besides Boon. Besides Boon, there isn't even a single person on LinkedIn claiming to have worked at SW. Not one of the 400 people he claims to have employed.

SW Promotions doesn't appear to be the shining success story Boon claims it to be. In fact, for the first three years of its existence, it wasn't even a company. It was actually a DBA that Boon filed for the name Southwest Promotions.

While Boon claims SW Promotions was a wild success with 400 employees, court records paint a different picture. One customer, "Otior LC" even filed for a restraining order against Jarrett Boon.

Boon also claims that he was "one of the original thought leaders and investors in LifeLock". We have found no evidence to support these claims. We did find that Boon was a racecar driver and LifeLock was one of his sponsors. It's strange that he doesn't mention his racing career in any of his bios. Perhaps this is the extent of his relationship with LifeLock.

Boon's claims of professional success doesn't sync with his financial situation. While operating S.W. Promotions, Boon failed to pay his federal

income taxes and the IRS placed a federal tax lien against him for $41,697.44.

John, Brian Scott, CEO Safety Shot

Brian John cut his teeth working at Stratton Oakmont and after that, court records indicate that he had a difficult time finding success through honest endeavors.

John was recently sued for not paying his credit card debt and an order was issued to Jupiter Wellness to garnish his wages. He was CEO at that time.

JPMorgan foreclosed on his house.

John had three federal tax liens filed against him:

- 2011: $129,579.16
- 2012: $47,797.62
- 2013: $87,621.06

He was also sued by American Express and was ordered to pay $24,308.14.

John claims to run a "highly successful financial consulting firm" with his Stratton buddy Richard Miller. However, when John filed for chapter 7 bankruptcy in Aug. 2015, he claimed his 50% interest in the firm was worth $23k. However, his creditors determined his interest had "zero value for the bankruptcy estate".



Brian John | Chief Executive Officer

Caro Capital LLC

For the past 20 years, Brian has been an investor and global advisor to companies around the globe. He is the Founder of a highly successful financial consulting firm specializing in assisting emerging growth companies primarily in the sub-$100 million space and has worked with hundreds of companies in dozens of countries over the last 25 years. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida.

https://safetyshotholdings.com/company/management/

WHEREAS, the Debtors listed a 50% interest in Caro Capital, LLC with a claimed non-exempt value of $23,367.89. Upon reviewing the books and records of Caro Capital and considering the Rule 2004 testimony of the Debtors, the Trustee has determined that there is no market for the Debtors' 50% interest in Caro Capital, LLC and accordingly determined there is zero value for the bankruptcy estate;

US Bankruptcy Court in the Southern District of FL (case #15-24036-PGH)

John clearly didn't learn his lesson after filing for bankruptcy against debts to dozens of creditors. He continued to rack up debts that he was unable to fulfill.

John was also involved in shady business dealings. John and his close associate Richard Miller started Simpleons, Inc. They paid a company to create SEC filings with the goal of taking the company public. The company they hired completed and delivered the filings but Simpleons never paid. They ended up filing suit against Simpleons for payment. Determined not to pay, John, who was party to the lawsuit, resigned from Simpleons stonewalling the lawsuit. They later sold the Simpleons shell to another company who wanted the public listing.

We believe John's behavior shows a clear pattern of financial malfeasance. He repeatedly puts his interests above those he does business with and has demonstrated little regard for the financial interests of others.

Given his history, we believe John is unfit to run a lemonade stand, let alone a multi-million dollar public company.

Wilson, Glynn, CSO Safety Shot

Dr. Glynn Wilson's track record as a leader doesn't exactly shine. He's been at Safety Shot since 2018, and in April 2021, he snagged the Chief Scientific Officer title. But let's rewind a bit to his time at Tapimmune (now Marker Therapeutics and listed as MRKR). Despite being a big shot there from 2005 to 2018 (CEO from 2009 through 2017), as of the last 10-K with Wilson a CEO, they ended up with "no approved products or products pending approval". As such, their 10-Ks spilled the tea – they survived on financing, not business success. MRKR 10-K FY 2017

And here's the real kicker: Tapimmune loved a bit of stock promotion. They danced with Anthony Di Stefano, a stock promo wizard from JV Public Relations, and got cozy with Neurotrope, a sketchy OTC creation by Michael Silverman and Adam Gottbetter (a lawyer who did time for stock fraud). Bloomberg Gottbetter Like a bad sequel, Tapimmune got a boost from Di Stefano's bullish coverage, which was then broadcasted far and wide by paid press releases tied to JV Public Relations. To top it off, they even used Michael Silverman's Katalyst Securities to raise money Form of Subscription Agreement. And the links don't stop there – Joshua Silverman who was under SEC investigation for his role in the imploded stock promotion MGT Capital, is also the guy behind Iroquois Capital, which filed 13Gs for both Tapimmune and Neurotrope. It's a tangled web, and with Dr. Glynn Wilson at the helm, we believe Safety Shot is headed to a similar fate.

Tapimmune (now MRKR) is down over 99% from its inception.





Markita Rusell, CFO, Safety Shot

Markita Russell is Safety Shot's CFO and as such the company's success depends on her financial diligence.
We were surprised to see not one but two lawsuits filed against Russell for unpaid debts. Court filings indicate that she has dodged being served leading to the cases being dismissed without prejudice, meaning the lawsuits can be filed again. There is no indication that the debts have been paid.

If a CFO can't manage their personal finances, how are they qualified to manage the finances of a $200mm company?

(Broward County Case Number: COWE08006491,) (Broward County Case Number: COWE08016794)

Promotion

If anyone has been following our previous short reports, you will know we have an eye for companies engaging in heavy promotion to attract naive investors. Safety Shot, the subject of our scrutiny this time, follows a similar path as other companies we've investigated such as KSCP, which has seen a staggering 70% decline since our report. Safety Shot's promotional practices align with our concerns surrounding companies that heavily market their stocks to lure in investors who might not have the full picture.




Report released
73%

Safety Shot employs 3rd parties like https://www.secretalerts.com/shot, leveraging mass spam through emails, text messages, group chats etc. We were able to find proof of $20,000 compensation to this group (read disclaimers in link to see for yourself).

Safety Shot has also paid for promotion from SNN Inc, aka Planet MicroCap. Planet MicroCap is a notorious promoter of stock frauds including the recent frauds TIO and FNGR. SNN is one of the more shameless promoters of these public market frauds. Shout out to Robert K. Your mom must be so proud.


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SAFETY SHOT
Nasdaq Listed
Safety Shot is the FIRST PATENTED beverage on Earth that helps you feel better faster by reducing blood alcohol content and boosting clarity.
SAFETY SHOT
Just try It! trying safety shot is believing in safety shot!

Another promoter, nasdaqpicks.com claims to be a "Nasdaqpicks.com themselves claim to be "paid advertisers, also known as stock touts or stock promoters, who disseminate favorable information (this "Article") about publicly traded companies (the "Profiled Issuers")." "This group, has or expects to be paid up to $150,000 USD for this campaign," and of course "owns zero shares of SHOT." Nasdaqpicks main source of traffic to their website appears to be through running google ads promoting Safety Short which then take the user directly to their website which posts a page of favorable information in an attempt to lure people to invest in Safety Shots stock.


Sponsored
nasdaqpicks.com
https://www.nasdaqpicks.com › safety › shot
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The company's approach involves creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks.

Business Dealings

Safety Shot's business trajectory raises concerns about its strategic vision and commitment to shareholder value. The acquisition of SRM Entertainment, a toy and souvenir designer, seems disconnected from Safety Shot's original focus on healthcare with CBD products. This shift, coupled with a move into alcohol and merchandise, indicates a lack of a coherent business plan.

The company's foray into a Special Purpose Acquisition Company (SPAC) suggests a tendency to follow trends rather than adhere to a well-defined and sustainable strategy. Safety Shot's abrupt shifts in focus and ventures into unrelated industries signal potential opportunism rather than a long-term vision for value creation.

Furthermore, SRM was acquired from Vinco Ventures (BBIG) which raises red flags about the companies Safety Shot chooses to do business with. Vinco Ventures, formerly listed on Nasdaq under the symbol BBIG, underwent a sudden delisting on July 28th, without any prior notice to public shareholders. This abrupt delisting likely followed multiple unanswered delisting notices, reflecting a lack of transparency and responsiveness.

Prior to the delisting, BBIG had decided to cease reporting earnings abruptly, and key directors began departing from the company. The company is now entangled in lawsuits, and within a day of delisting to the OTC marketplace, BBIG experienced a downgrade to the expert market, where it recently traded at $0.0003, for all intents and purposes it is $0.


Sudden Delisting

Safety Shot's de-spac Chijet currently trades at $1.68, down 83.2% from its merger.





It is clear that the speciality of Safety Shot's management is in reducing shareholder value.

Dilution

With a >$180 million market cap as of yesterday's close, Safety Shot seems to be riding high on the stock market despite its main product, a yet-to-launch alcohol detox drink, being marred by fraud concerns. The company's valuation appears inflated, and thus we believe dilution is to come.

During its relatively short period as a publicly traded company, Safety Shot has engaged in a notable pattern of dilution, involving two convertible notes and two offerings. This history of dilution raises concerns among investors about the potential impact on the value of existing shares and the company's financial strategies. Furthermore, with over 9 million warrants awaiting exercise, notes that haven't been paid off, the company appears positioned for additional dilution. But theres more, there are even earn out payments to incentivize warrants being exercised: "in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000 from exercises of the Company's $1.00 Warrants at an exercise price of $1.00 per Common Share ("Milestone 1"), the Company shall pay to the Seller $2,500,000 payable in cash;" 8-K

The recent surge in stock price and volume provides an opportune environment for Safety Shot to pursue further dilution, with $95 million remaining within Shelf facility. Investors are advised to stay vigilant and consider the potential consequences of ongoing dilution on the company's financial health and shareholder value.

Summary

Safety Shot is a dubious venture, with a history tainted by deceit, erratic business decisions, and ties to questionable entities. From its inception as CBD Brands to its current state as an alcohol detox drink peddler, the company is destined for regulatory scrutiny.

The leadership, with backgrounds at notorious firms like Stratton Oakmont, raises serious ethical concerns, compounded by legal troubles, financial instability, and a penchant for promotional tactics reminiscent of previous stock frauds.

The claims of a miraculous drink to lower BAC levels and revolutionize the beverage industry appear nothing short of a deceptive ploy, especially when scrutinized against the backdrop of the company's sketchy past and its leaders' questionable track records.

The company's murky history and alarming red flags cast doubt over its credibility and legitimacy, painting a compelling picture of a scam in the making.

EXHIBIT 3

← **Post**

Capybara Research
@CapybaraShort

...

Safety Shot Exposed $SHOT
Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins


Safety Shot Exposed $SHOT

From capybararesearch.com

9:46 AM · Nov 22, 2023 · **49.4K** Views

EXHIBIT 4

EX-99.1 2 ex99-1.htm

Exhibit 99.1

SAFETY SHOT

Safety Shot issues warning to its shareholders.

JUPITER, FL – November 22, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) it has come to our attention that there are several disclosed short sellers publishing malicious defamatory, inaccurate articles about Safety Shot and its management in a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position.

Several of these groups are currently being sued in federal court for publishing these fraudulent articles on other companies:

https://www.barrons.com/articles/fingermotion-files-federal-lawsuit-against-short-selling-research-firm-b111efdb

https://news.bloomberglaw.com/litigation/capybara-research-sued-for-fraud-by-short-seller-report-subject

https://www.stocktitan.net/news/FNGR/finger-motion-provides-litigation-update-on-short-selling-research-zet48hk6ctxp.html

The Company will be preparing a similar lawsuit against these Cayman Island based individuals.

"I encourage anyone, including the people writing these defamatory articles, to come to one of our events or to our corporate offices in Jupiter Florida to test Safety Shot for themselves. I also encourage all investors to do their own due diligence on our product and our Company. I have personally given Safety Shot to thousands of people now and get the same response from everyone, they can't believe it works. This is why we do and will continue to do events all over because trying Safety Shot is believing in Safety Shot", said Brian S John, CEO.

Safety Shot will be available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com in December 2023. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "explore," "evaluate," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company's current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot's control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption "Risk Factors" and elsewhere in Safety Shot's Securities and Exchange Commission (SEC) filings and reports, including Safety Shot's Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies' forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:
Phone: 904-477-2306
Email: Emily@PanatelidesPR.com

Investor Contact:
Phone: 561-244-7100
Email: investors@safetyshotholdings.com

####

EXHIBIT 5

Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins"

Benzinga News Desk

https://www.capybararesearch.com/post/safety-shot-exposed-shot

Safety Shot claims to offer a revolutionary alcohol detox drink, but our investigation reveals a series of red flags that raise serious doubts about the company and products legitimacy.

Leadership has ties to notorious firm Stratton Oakmont raises concerns, especially when coupled with legal disputes and a history of pump-and-dump schemes.

$SHOT's founders, Brian John and Richard Miller, have faced financial troubles, including lawsuits for unpaid debts, evictions, foreclosures, and adverse court judgments, prompting questions about their ability to manage a multi-million dollar

enterprise.

$SHOT's founders, Brian John and Richard Miller, have a long history of financial troubles including lawsuits, unpaid debts, evictions, foreclosures, and adverse court judgments.

Miklos Gulyas has a history of shady dealings, including unpaid debts, lawsuits, evictions, foreclosure, trying to defraud a car dealership, and a fabricated resume.

Safety Shot claims their drink can lower a person's BAC by up to 50% in 30 minutes. $SHOT's claims

$SHOT's claims about their drink are refuted by the most basic facts of how the human body processes alcohol.

We believe Safety Shot markets itself as a nutraceutical beverage to avoid FDA regulation. Given the product's fraudulent claims, we expect regulators to intervene.

The recent surge in $SHOT's stock price is the result of aggressive stock promotion and is detached from the company's financials.

$SHOT spent years claiming to build a CBD product company. Despite their claimed success, they have completely shifted the business to instead focus on their unreleased Safety Shot drink.

Management has been in a legal dispute with one of their former associates from Stratton Oakmont.

$SHOT is associated with known frauds including SRM Entertainment.

$SHOT's history of unfulfilled promises and management's shady dealings lead us to believe the company is destined for the OTC trash bin.

Disclosure: We hold a short position in shares of $SHOT and believe the stock price is headed lower. Our report is purely opinion based and based on information found in public company filings and public domains.

EXHIBIT 6

Safety Shot, Inc. (SHOT)

NasdaqCM - NasdaqCM Real Time Price. Currency in USD

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5.60 +0.75 (+15.46%) **5.63** +0.03 (+0.53%)

At close: 04:00PM EST After hours: 4:54PM EST

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SHOT 2.12
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Safety Shot, Inc. (SHOT)
NasdaqCM - NasdaqCM Real Time Price. Currency in USD

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5.60 +0.75 (+15.46%) **5.60** 0.00 (+0.01%)
At close: 04:00PM EST After hours: 4:53PM EST

Summary | Company Insights | Chart | Conversations | Statistics | **Historical Data** | Profile | Financials | Analysis | Options

Time Period: Nov 30, 2022 - Dec 03, 2023 Show: Historical Prices Frequency: Daily Apply

Currency in USD Download

Date	Open	High	Low	Close*	Adj Close**	Volume
Dec 01, 2023	4.40	5.20	4.36	4.85	4.85	10,129,200
Nov 30, 2023	4.27	4.69	4.06	4.48	4.48	5,601,200
Nov 29, 2023	3.97	4.44	3.91	4.17	4.17	4,957,300
Nov 28, 2023	4.53	4.60	3.84	4.13	4.13	7,156,800
Nov 27, 2023	3.95	4.85	3.83	4.70	4.70	20,694,100
Nov 24, 2023	3.21	3.98	3.05	3.63	3.63	11,121,700
Nov 22, 2023	5.67	6.05	2.72	3.57	3.57	66,086,100
Nov 21, 2023	4.59	7.50	4.32	4.79	4.79	77,068,900
Nov 20, 2023	3.25	4.73	3.18	4.29	4.29	23,352,400
Nov 17, 2023	2.92	3.20	2.58	3.18	3.18	5,906,800
Nov 16, 2023	2.40	3.34	2.32	2.92	2.92	9,034,100
Nov 15, 2023	2.40	2.49	2.03	2.28	2.28	2,786,400
Nov 14, 2023	2.20	2.44	1.91	2.38	2.38	4,354,200

EXHIBIT 7

Safety Shot, Inc. (SHOT)

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1.9504 -0.0596 (-2.9652%)

As of 10:52 AM EST. Market Open.

Mar 05, 2023 - Mar 05, 2024 | Historical Prices | Daily

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Date	Open	High	Low	Close	Adj Close	Volume
Mar 5, 2024	2.0000	2.0099	1.9300	1.9600	1.9600	385,953
Mar 4, 2024	2.3600	2.3700	1.9300	2.0100	2.0100	1,992,500
Mar 1, 2024	2.3600	2.3600	2.2400	2.2900	2.2900	778,300
Feb 29, 2024	2.1800	2.3300	2.1600	2.3200	2.3200	985,600
Feb 28, 2024	2.2800	2.3000	2.1200	2.2900	2.2900	2,437,800
Feb 27, 2024	2.4200	2.4300	2.2600	2.3200	2.3200	1,144,300
Feb 26, 2024	2.4200	2.5210	2.3800	2.4200	2.4200	656,800
Feb 23, 2024	2.4800	2.5300	2.3500	2.4300	2.4300	1,000,000
Feb 22, 2024	2.3700	2.5800	2.3400	2.4500	2.4500	1,601,100
Feb 21, 2024	2.3600	2.4600	2.2500	2.3300	2.3300	1,902,200
Feb 20, 2024	2.7100	2.7300	2.3700	2.3900	2.3900	1,978,000
Feb 16, 2024	2.7800	2.8780	2.6500	2.7700	2.7700	1,434,200
Feb 15, 2024	2.8600	2.9100	2.5100	2.7600	2.7600	1,795,700
Feb 14, 2024	2.5500	3.0700	2.3600	2.9500	2.9500	3,355,700
Feb 13, 2024	2.7300	2.8800	2.3500	2.4600	2.4600	2,584,900
Feb 12, 2024	3.8100	3.8100	2.8000	2.9100	2.9100	4,225,500
Feb 9, 2024	3.9200	3.9500	3.6250	3.8100	3.8100	1,577,100
Feb 8, 2024	3.7400	4.0450	3.5800	3.8400	3.8400	2,575,700

Feb 22, 2024	2.3700	[illegible]	2.3400	2.4500	2.4500	1,601,100
Feb 21, 2024	2.3600	2.4600	2.2500	2.3300	2.3300	1,902,200
Feb 20, 2024	2.7100	2.7300	2.3700	2.3900	2.3900	1,978,000
Feb 16, 2024	2.7800	2.8780	2.6500	2.7700	2.7700	1,434,200
Feb 15, 2024	2.8600	2.9100	2.5100	2.7600	2.7600	1,795,700
Feb 14, 2024	2.5500	3.0700	2.3600	2.9500	2.9500	3,355,700
Feb 13, 2024	2.7300	2.8800	2.3500	2.4600	2.4600	2,584,900
Feb 12, 2024	3.8100	3.8100	2.8000	2.9100	2.9100	4,225,500
Feb 9, 2024	3.9200	3.9500	3.6250	3.8100	3.8100	1,577,100
Feb 8, 2024	3.7400	4.0450	3.5800	3.8400	3.8400	2,575,700
Feb 7, 2024	3.5400	3.8750	3.3800	3.5900	3.5900	2,842,600
Feb 6, 2024	3.1100	3.4300	3.0750	3.4000	3.4000	1,559,100
Feb 5, 2024	3.0000	3.1900	2.9000	3.1300	3.1300	1,426,200
Feb 2, 2024	2.8900	3.0500	2.7100	2.9600	2.9600	1,508,500
Feb 1, 2024	3.1900	3.2100	2.7500	2.7900	2.7900	1,611,700
Jan 31, 2024	3.0700	3.3400	3.0100	3.1200	3.1200	1,783,200